Exhibit 10.17

SECURED PROMISSORY NOTE

$22,000,000.00	May 18, 2006

FOR VALUE RECEIVED, the undersigned, U.S. AUTO PARTS NETWORK, INC., a Delaware corporation whose address is 17150 S. Margay Avenue, Carson, California 90746, (“Maker”) promises to pay to the order of EAST WEST BANK (“Lender”), at its address set forth below, or at such other place as Lender from time to time may designate in writing, the principal sum of TWENTY TWO MILLION AND No/100 DOLLARS ($22,000,000.00) advanced to Maker hereunder in accordance with that certain Loan Agreement among Maker and Lender of even date herewith (as amended from time to time, the “Loan Agreement”) plus interest thereon (the “Loan”) in accordance with the terms of this secured promissory note (the “Note”). Capitalized terms used herein and not expressly defined shall have the meaning ascribed such terms in the Loan Agreement.

1. Interest Rate: The outstanding principal of this Note shall bear interest at a variable rate (the “Interest Rate”) equal to the one (1) month LIBOR (defined below) plus 1.75%. The Interest Rate shall be computed on a 365/360 basis; that is, by applying the ratio of the applicable Interest Rate, on a per annum basis, over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

The Interest Rate is subject to change from time to time based on changes in an independent index which is the one (1) month LIBOR (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of the Loan, Lender may designate a substitute index after notice to Maker. Lender will tell Maker the current Index rate upon Maker’s request. The Interest Rate change will not occur more often than each month. Maker understands that Lender may make loans based on other rates as well. The Index is currently 5.081%. The Interest Rate (or rates) to be applied to the unpaid principal balance of this Note will be as set forth herein. Notwithstanding any other provision of this Note, after the first payment stream, the Interest Rate for each subsequent payment stream will be effective as of the last payment date of the just-ending payment stream. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the Interest Rate, Lender, at its option, may do one or more of the following: (a) increase Maker’s payments to ensure Maker’s loan will pay off by its original maturity date, (b) increase Maker’s payments to cover accruing interest, (c) increase the number of Maker’s payments, and (d) continue Maker’s payments at the same amount and increase Maker’s final payment.

For purposes hereof, the term “one (1) month LIBOR” shall mean the one (1) month London Interbank offered rate in effect on the first (1st) business day of the monthly period during which interest is accruing, as published in the Western Edition of The Wall Street Journal.

2. Payment Schedule: Maker shall pay the Loan in accordance with the following payment schedule:

(a) Twelve (12) consecutive monthly interest payments, beginning June 30, 2006 and continuing on the last day of each successive month during such twelve (12) month period, with interest calculated on the unpaid principal balances of the Loan at the Interest Rate; and

(b) Thirty-five (35) consecutive monthly principal payments, beginning June 30, 2007 and continuing on the last day of each successive month during such thirty-five (35) month period, each equal to $611,111.00 plus interest calculated on the unpaid principal balances of the Loan at the Interest Rate.

3. Maturity Date: The entire outstanding principal balance plus accrued, unpaid interest and any additional amounts due hereunder shall be due and payable on May 30, 2010 (the “Maturity Date”), subject to (a) earlier mandatory repayment pursuant to Section 4.24 of the Loan Agreement in the event of Maker’s initial public offering, and (b) acceleration pursuant to Section 6 hereof.

4. Prepayments: Maker agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the Loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Maker understands that Lender is entitled to a minimum interest charge of $100.00. Other than Maker’s obligation to pay any minimum interest charge, Maker may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Maker of Maker’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Maker’s making fewer payments. Maker agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Maker sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Maker will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: East West Bank, Loan Services Department, 407 W. Valley Blvd., Alhambra, CA 91803.

5. Late Charge; Default Rate: If Maker fails to make any payment hereunder within ten (10) days after it becomes due and payable, Maker agrees to pay to Lender a late charge (the “Late Charge”) equal to six percent (6%) of such delinquent payment as well as interest on such delinquent payment at an annual rate equal to the Interest Rate plus five percent (5%) per annum (the “Default Rate”) from the date the payment becomes due until Maker pays in full such delinquent payment. From and after the Maturity Date, whether by acceleration or otherwise, all sums then due and payable under this Note, including all principal, all accrued, unpaid interest, Late Charges and additional amounts due hereunder, shall bear interest until paid in full at the Default Rate.

6. Events of Default: If there occurs an “Event of Default” as set forth in Section 7.1 of the Loan Agreement, the balance of all principal and interest under this Note shall, at the Lender’s option, exercisable in its sole and absolute discretion, become immediately due and payable without notice of default, presentment or demand for payment, protest, notice of nonpayment or dishonor, or any other notice or demand of any kind or character.

7. Attorney Fees: Should any party hereto institute any action or proceeding to enforce this Note or any provisions hereof or for a declaration of rights under this Note, or for arbitration of any dispute arising under this Note, the prevailing party in any such action, proceeding or arbitration shall be entitled to receive from the other party all costs and expenses, including without limitation reasonable attorneys’ fees, incurred by the prevailing party in connection with such action, proceeding or arbitration. In all other situations, Maker agrees to pay all of Lender’s costs and expenses, including reasonable attorneys’ fees, which may be incurred in enforcing or protecting Lender’s rights or interests. From the time(s) incurred until paid in full to Lender, the sum of all such costs and expenses shall bear interest at the Default Rate.

8. Governing Law; Jurisdiction: THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

MAKER AGREES TO SUBMIT TO EXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF CALIFORNIA IN ANY ACTION, CASE OR PROCEEDING ARISING OUT OF THIS NOTE AND, IN FURTHERANCE OF SUCH AGREEMENT, MAKER HEREBY AGREES AND CONSENTS THAT WITHOUT LIMITING OTHER METHODS OF OBTAINING JURISDICTION, PERSONAL JURISDICTION OVER MAKER IN ANY SUCH ACTION, CASE OR PROCEEDING MAY BE OBTAINED WITHIN OR WITHOUT THE JURISDICTION OF ANY COURT LOCATED IN CALIFORNIA AND THAT ANY PROCESS OR NOTICE OF MOTION OR OTHER APPLICATION TO ANY SUCH COURT IN CONNECTION WITH ANY SUCH ACTION, CASE OR PROCEEDING MAY BE SERVED UPON MAKER BY REGISTERED OR CERTIFIED MAIL TO OR BY PERSONAL SERVICE AT THE LAST KNOWN ADDRESS OF MAKER, WHETHER SUCH ADDRESS BE WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT. MAKER ALSO AGREES THAT THE EXCLUSIVE VENUE OF ANY LITIGATION ARISING IN CONNECTION WITH THE LOAN OR IN RESPECT OF ANY OF THE OBLIGATIONS OF MAKER UNDER THIS NOTE SHALL BE IN LOS ANGELES COUNTY, CALIFORNIA. NOTWITHSTANDING THE FOREGOING PROVISIONS, HOWEVER, LENDER MAY BRING ANY ACTION OR OTHER PROCEEDING FOR ANY PROVISIONAL REMEDIES (INCLUDING, WITHOUT LIMITATION, TEMPORARY RESTRAINING ORDER, INJUNCTIVE RELIEF, WRIT OF ATTACHMENT OR RECEIVERSHIP) AND/OR ANY ACTION OR OTHER PROCEEDING TO FORECLOSE UPON LENDER’S SECURITY INTEREST IN ANY OF THE COLLATERAL, IN ANY COURT HAVING SUBJECT MATTER AND PERSONAL JURISDICTION, AND WITH RESPECT TO ANY SUCH ACTION OR OTHER PROCEEDING, MAKER HEREBY AGREES TO SUBMIT TO

PERSONAL JURISDICTION IN SUCH JURISDICTION AND TO VENUE IN ANY SUCH COURT.

9. Waiver of Jury Trial: MAKER HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND/OR ANY OF THE LOAN DOCUMENTS. MAKER SHALL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY CANNOT OR HAS NOT BEEN WAIVED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY MAKER, AND MAKER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF JURY TRIAL. MAKER ACKNOWLEDGES THAT 1) IT BARGAINED AT ARM’S LENGTH AND IN GOOD FAITH, WITHOUT DURESS, 2) THAT THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS WHATEVER, 3) THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL AND 4) THAT IT HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. MAKER SPECIFICALLY ACKNOWLEDGES THAT NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. MAKER FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.

10. Miscellaneous Provisions:

(a) All amounts payable under this Note are payable in lawful money of the United States. Checks constitute payment only when collected. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; then to any Late Charges.

(b) Maker agrees that Lender may accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note, all without notice to Maker and without affecting the liability of Maker.

(c) If Lender delays in exercising, or fails to exercise, any of its rights under this Note, such delay or failure shall not constitute a waiver of any of Lender’s rights, or of any breach, default or failure of condition of or under this Note. No waiver by Lender of any of its rights, or of any such breach, default or failure of condition shall be effective, unless the waiver is expressly stated in a writing signed by Lender. All of Lender’s remedies in connection with this Note or under applicable law shall be cumulative, and Lender’s exercise of any one or more of those remedies shall not constitute an election of remedies. Maker hereby waives notice of default, presentment or demand for payment, protest, notice of nonpayment or dishonor, or any other notice or demand of any kind or character, and all other requirements necessary to charge or hold Maker on any obligation.

(d) This Note inures to and binds the heirs, legal representatives, successors and assigns of Maker and Lender; provided, however, that Lender in its sole discretion may assign or transfer all or any portion of this Note, all without notice to, or the consent of, Maker.

(e) Time is of the essence with respect to every provision contained herein in which time is a factor.

(f) This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the principal balance due under this Note at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Maker is permitted by law to contract or agree to pay. If by the terms of this Note, Maker is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

(g) In case any one or more provisions contained in this Note shall, for any reason, be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Note shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein.

(h) By acceptance of this Note executed by Maker, Lender hereby agrees to be bound by the provisions hereof which, by their terms, may be applicable to Lender.

IN WITNESS WHEREOF, the undersigned has duly executed this Secured Promissory Note as of the date first above written.

MAKER

U.S. AUTO PARTS NETWORK, INC. a Delaware corporation

By:	/s/ Mehran Nia
Name:	Mehran Nia
Title:	CEO

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